Registration No. 333-

As filed with the Securities and Exchange Commission on August 7, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Citrix Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2275152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Apere, Inc. Amended and Restated 2004 Stock Incentive Plan

Apere, Inc. 2012 Restricted Stock Unit Plan

Podio ApS 2012 Restricted Stock Unit Plan

Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan

Knowlity International Corporation 2012 Restricted Stock Unit Plan

Virtual Computer, Inc. 2012 Restricted Stock Unit Plan

Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (As Amended)

(Full Title of the Plan)

David R. Friedman

Senior Vice President, Human Resources and General Counsel

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Name and Address of Agent for Service of Process)

(954) 267-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stuart M. Cable, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (8)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value (1)	12,017	$6.85(9)	$82,316.45(9)	$9.44
Common Stock, $.001 par value (2)	13,481	$69.64(10)	$938,816.84(10)	$107.59
Common Stock, $.001 par value (3)	127,668	$69.64(10)	$8,890,799.52(10)	$1,018.89
Common Stock, $.001 par value (4)	8,184	$69.64(10)	$569,933.76(10)	$65.32
Common Stock, $.001 par value (5)	13,487	$69.64(10)	$939,234.68(10)	$107.64
Common Stock, $.001 par value (6)	58,275	$69.64(10)	$4,058,271.00(10)	$465.08
Common Stock, $.001 par value (7)	5,500,000	$69.64(10)	$383,020,000.00(10)	$43,894.10
Total	5,733,112		$398,499,372.25(10)	$45,668.06

(1)	Pursuant to an Agreement and Plan of Merger, dated as of February 17, 2012 (the “Apere Merger Agreement”), by and among Citrix Systems, Inc. (the “Registrant”), Apalta Acquisition Corporation, Apere, Inc., and the Stockholder Representative named therein, the Registrant assumed each option under the Apere, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Apere Plan”) that was outstanding on February 28, 2012. Effective February 28, 2012, the options issued under the Apere Plan and assumed by the Registrant pursuant to the Apere Merger Agreement are exercisable for up to 12,017 shares of the Registrant’s Common Stock.
(2)	Pursuant to the Apere Merger Agreement, the Registrant assumed all of the awards of restricted stock units under the Apere, Inc. 2012 Restricted Stock Unit Plan (the “Apere RSU Plan”). Effective February 28, 2012, all of the restricted stock units issued under the Apere RSU Plan were converted into the right to receive up to 13,481 shares of the Registrant’s Common Stock.
(3)	Pursuant to a Share Purchase Agreement, dated as of March 23, 2012, by and among Citrix Systems Denmark ApS, a wholly-owned subsidiary of the Registrant, the Registrant, Podio ApS, the Sellers and the Seller Representative named therein, the Registrant assumed all of the awards of restricted stock units under the Podio ApS 2012 Restricted Stock Unit Plan (the “Podio RSU Plan”). Effective April 2, 2012, all of the restricted stock units issued under the Podio RSU Plan were converted into the right to receive up to 127,668 shares of the Registrant’s Common Stock.
(4)	Pursuant to a Share Purchase Agreement, dated as of April 24, 2012, by and among Citrix Systems Canada, Inc., a wholly-owned subsidiary of the Registrant, the Registrant, Todd Hsu Consultants Inc., the Sellers and the Seller Representative named therein, the Registrant assumed all of the awards of restricted stock units under the Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan (the “Todd Hsu Consultants RSU Plan”). Effective April 24, 2012, all of the restricted stock units issued under the Todd Hsu Consultants RSU Plan were converted into the right to receive up to 8,184 shares of the Registrant’s Common Stock.
(5)	Pursuant to a Share Purchase Agreement, dated as of July 23, 2012, by and among Citrix Systems Puerto Rico, LLC, the Registrant, Knowlity International Corp., Knowlity Corp., the Sellers and the Seller Representative named therein, the Registrant assumed all of the awards of restricted stock units under the Knowlity International Corporation 2012 Restricted Stock Unit Plan (the “Knowlity RSU Plan”). Effective July 23, 2012, all of the restricted stock units issued under the Knowlity RSU Plan were converted into the right to receive up to 13,487 shares of the Registrant’s Common Stock.
(6)	Pursuant to an Agreement and Plan of Merger, dated as of May 2, 2012, by and among the Registrant, Versant Acquisition Corporation, Virtual Computer, Inc. and the Shareholder Representative named therein, the Registrant assumed all of the awards of restricted stock units under the Virtual Computer, Inc. 2012 Restricted Stock Unit Plan (the “Virtual Computer RSU Plan”). Effective May 8, 2012, all of the restricted stock units issued under the Virtual Computer RSU Plan were converted into the right to receive up to 58,275 shares of the Registrant’s Common Stock.
(7)	Represents additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s Amended and Restated 2005 Equity Incentive Plan (as amended, the “2005 Plan”).
(8)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Apere Plan, the Apere RSU Plan, the Podio RSU Plan, the Todd Hsu Consultants RSU Plan, the Knowlity RSU Plan, the Virtual Computer RSU Plan or the 2005 Plan, as applicable, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(9)	The registration fee was calculated pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the exercise price of the related options granted under the Apere Plan.
(10)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Select Market on August 2, 2012.

NOTE

Solely with respect to the registration on this Registration Statement on Form S-8 of 5,500,000 additional shares of the common stock, par value $.001 per share (“Common Stock”), of Citrix Systems, Inc. (the “Company” or the “Registrant”) which may be issued pursuant to the Registrant’s Amended and Restated 2005 Equity Incentive Plan, as amended (the “2005 Plan”), such securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-125297, as filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2005, the Registrant’s Registration Statement on Form S-8, File No. 333-135521, as filed with the Commission on June 30, 2006, the Registrant’s Registration Statement on Form S-8, File No. 333-147421, as filed with the Commission on November 15, 2007, the Registrant’s Registration Statement on Form S-8, File No. 333-156266, as filed with the Commission on December 18, 2008, the Registrant’s Registration Statement on Form S-8, File No. 333-161164, as filed with the Commission on August 7, 2009, the Registrant’s Registration Statement on Form S-8, File No. 333-168688, as filed with the Commission on August 9, 2010 and the Registrant’s Registration Statement on Form S-8, File No. 333-176148, as filed with the Commission on August 8, 2011 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 48,600,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the 2005 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 23, 2012;

(b) The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the Commission on March 9, 2012;

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 7, 2012 and for the quarter ended June 30, 2012, filed with the Commission on August 7, 2012;

(d) The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 31, 2012 and July 13, 2012; and

(e) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 24, 1995.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) and the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the director or officer had no reasonable cause to believe were unlawful.

Section 145 of the DGCL makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Charter provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except to the extent provided by applicable law in the situations described in clauses (i)—(iv), inclusive, set forth in the preceding paragraph. The effect of this provision of the

Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof, except in limited circumstances proscribed by law. This provision will not alter the liability of directors under federal securities laws.

The Charter also provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, that the Registrant shall not indemnify any such person seeking indemnification in connection with a proceeding initiated by such person unless the initiation thereof was approved by the Board of Directors of the Registrant or unless the corporation otherwise determines that such person is entitled to indemnification following such person’s written request therefor. The Charter further provides that the Registrant shall similarly indemnify such persons made party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, against such expenses, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

The Charter also provides that, if the Registrant does not assume the defense of any claim of which the Registrant receives notice by a person seeking indemnification (each, an “Indemnitee”), any expenses incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Registrant in advance of the final disposition of such matter; provided, that the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Registrant as authorized by the Charter.

The Charter also provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Registrant, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. In addition, the Charter specifically authorizes the Registrant to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth in the Charter and, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Registrant or other persons serving the Registrant.

The Registrant has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide, among other matters, that the Registrant indemnify the directors and executive officers to the fullest extent permitted by law, advance to the directors and executive officers all related expenses (subject to reimbursement if it is subsequently determined that indemnification is not permitted), and reimburse the directors and executive officers for expenses as a witness or in connection with a subpoena for a proceeding in which such director or executive officer is not a party.

The Registrant has obtained director and officer liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 33-98542), as amended)

Exhibit 4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 27, 2008 (File No. 000-27084))

Exhibit 4.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2007 (File No. 000-27084))

Exhibit 4.4	Amendment No. 1 to Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 20, 2009 (File No. 000-27084))

Exhibit 4.5	Specimen certificate representing the Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 33-98542), as amended)

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Apere, Inc. Amended and Restated 2004 Stock Incentive Plan

Exhibit 99.2	Apere, Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.3	Podio ApS 2012 Restricted Stock Unit Plan

Exhibit 99.4	Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.5	Knowlity International Corporation 2012 Restricted Stock Unit Plan

Exhibit 99.6	Virtual Computer, Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.7	Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 5, 2010 (File No. 000-27084))

Exhibit 99.8	First Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2010 (File No. 000-27084))

Exhibit 99.9	Second Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2011 (File No. 000-27084))

Exhibit 99.10	Third Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2011 (File No. 000-27084))

Exhibit 99.11	Fourth Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 31, 2012 (File No. 000-27084))

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, in the State of Florida, on this 7th day of August, 2012.

CITRIX SYSTEMS, INC.

By:	/s/ MARK B. TEMPLETON
Mark B. Templeton
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Citrix Systems, Inc., hereby severally constitute and appoint Mark B. Templeton and David J. Henshall, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Citrix Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 7th day of August, 2012.

Name	Title(s)

/s/ MARK B. TEMPLETON Mark B. Templeton	President, Chief Executive Officer and Director (Principal Executive Officer)

Thomas F. Bogan	Chairman of the Board of Directors

Nanci E. Caldwell	Director

/s/ MURRAY J. DEMO Murray J. Demo	Director

/s/ STEPHEN M. DOW Stephen M. Dow	Director

/s/ ASIFF S. HIRJI Asiff S. Hirji	Director

/s/ GARY E. MORIN Gary E. Morin	Director

/s/ GODFREY R. SULLIVAN Godfrey R. Sullivan	Director

/s/ DAVID J. HENSHALL David J. Henshall	Executive Vice President, Operations and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 33-98542), as amended)

Exhibit 4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 27, 2008 (File No. 000-27084))

Exhibit 4.3	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2007 (File No. 000-27084))

Exhibit 4.4	Amendment No. 1 to Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 20, 2009 (File No. 000-27084))

Exhibit 4.5	Specimen certificate representing the Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 33-98542), as amended)

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Apere, Inc. Amended and Restated 2004 Stock Incentive Plan

Exhibit 99.2	Apere, Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.3	Podio ApS 2012 Restricted Stock Unit Plan

Exhibit 99.4	Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.5	Knowlity International Corporation 2012 Restricted Stock Unit Plan

Exhibit 99.6	Virtual Computer, Inc. 2012 Restricted Stock Unit Plan

Exhibit 99.7	Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 5, 2010 (File No. 000-27084))

Exhibit 99.8	First Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2010 (File No. 000-27084))

Exhibit 99.9	Second Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2011 (File No. 000-27084))

Exhibit 99.10	Third Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2011 (File No. 000-27084))

Exhibit 99.11	Fourth Amendment to Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 31, 2012 (File No. 000-27084))